Exhibit 10.2

SHORT-TERM CREDIT AGREEMENT

THIS SHORT-TERM CREDIT AGREEMENT, dated as of February 27, 2012, is among LUFKIN INDUSTRIES, INC., a Texas corporation (“Borrower”); the Lenders party hereto; and JPMORGAN CHASE BANK, N. A., in its individual capacity (“JPMCB”) and as Administrative Agent (in such capacity, the “Administrative Agent”). The Borrower, the Lenders and the Administrative Agent are herein sometimes collectively called the “Parties”.

Preliminary Statements

1. The Borrower, Lufkin Finance (US) LP, the financial institutions party thereto and JPMCB as Administrative Agent and as Issuing Bank are parties to that certain Second Amended and Restated Credit Agreement dated as of November 30, 2011, as amended by the Agreement and First Amendment to Credit Agreement dated effective as of December 5, 2011.

2. The Borrower is contemplating an acquisition and in that connection desires to obtain additional short-term credit.

3. The Parties contemplate that the loans and other obligations of the Borrower under or in connection with this Agreement shall be repaid from the proceeds of the issuance of debt or equity securities by the Borrower shortly after the acquisition.

Agreements

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1 Definitions; Incorporation by Reference

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below. Unless otherwise defined herein, terms defined in the 2011 Credit Agreement shall have the meanings therein ascribed to them.

“Acquisition” means the purchase by Buyer of substantially all of the issued share capital of Zenith in accordance with the Purchase Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in that capacity.

“Agreement” means this Credit Agreement, as amended, modified, supplemented, restated and in effect from time to time.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments (or, after the borrowing of the Loans, the total outstanding principal amount of Loans) represented by such Lender’s Commitment (or Loan).

“Barclays” means Barclays Bank PLC.

“Borrower” has the meaning ascribed to such term in the introduction to this Agreement.

“Borrowing” means a portion or portions of the Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing substantially in the form of Exhibit B to this Agreement.

“Buyer” means Lufkin Industries Holdings UK Limited, a company incorporated under the laws of Scotland and a third-tier consolidated Subsidiary of Borrower.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder. The initial amount of each Lender’s Commitment is set forth on its signature page to this Agreement. The initial aggregate amount of the Lenders’ Commitments is $25,000,000.

“Confirmation” means the Confirmation, Ratification and Supplement of Loan Documents executed by each of the Loan Parties under the 2011 Credit Agreement, substantially in the form of Exhibit A to this Agreement, pursuant to which each Loan Party shall confirm that each Loan Document executed by it in connection with the 2011 Credit Agreement (a) continues in full force and effect notwithstanding the execution and delivery of this Agreement and the consummation of the transactions described in it and (b) guarantees or secures, as the case may be, all Obligations under both this Agreement and the 2011 Credit Agreement.

“Default” means an Event of Default under this Agreement or which upon notice, lapse of time or both would, unless cured or waived, become such an Event of Default.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Event of Default” has the meaning assigned to such term in Section 4.01.

“Lenders” means JPMCB and Barclays.

“Loan” means a Loan pursuant to Section 2.1 of this Agreement.

“Loan Borrowing Date” means the date on which the Loans are made, which date shall be, at the election of the Borrower, the Effective Date or any Business Day no later than forty-five (45) after the Effective Date (but in no event shall be a date on or after the Maturity Date).

“Loan Documents” means this Agreement, the Confirmation, the “Loan Documents” (as such term is defined in the 2011 Credit Agreement), and all other agreements, documents, instruments and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing (excluding any commitment letter, term sheet, or other agreement) and any and all amendments, restatements, or other modifications thereof.

“Maturity Date” means the earlier of (a) the Business Day following the date settlement occurs with respect to the Borrower’s issuance of at least $50,000,000 of debt or equity securities after the Acquisition and (b) 120 calendar days after the Effective Date.

“Obligations” means, as at any date of determination thereof, the sum of (a) the aggregate principal amount of Loans outstanding on such date, plus (b) all other indebtedness, liabilities, obligations, covenants, indemnities and duties of the Borrower under or in connection with this Agreement or the other Loan Documents owing on such date to any Lender, the Administrative Agent, or any other Person required to be indemnified under this Agreement, of any kind or nature, present or future, plus (c) all accrued and unpaid interest on the amounts described in clause (a) or (b) on such date. The term “Obligations” includes all interest and other obligations accruing or arising after the commencement of any case under any bankruptcy or similar laws by or against the Borrower or any other Loan Party. The term “Obligations” also includes all expenses, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower or any other Loan Party under this Agreement or any other Loan Document.

“Purchase Agreement” means that certain Agreement by and among the Sellers (as defined therein) and Buyer and relating to the sale and purchase of the entire issued share capital of Zenith.

“Required Lenders” means at any time, two or more Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Second Amendment” means the Agreement and Second Amendment to Second Amended and Restated Credit Agreement dated as of February 27, 2012 by and among the Borrower, Lufkin Finance (US) LP, the Lenders party thereto, and JPMCB as Administrative Agent, Issuing Bank and Lender.

“2011 Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of November 30, 2011, as amended by the Agreement and First Amendment to Second Amended and Restated Credit Agreement dated as of December 5, 2011 and the Second Amendment.

“Zenith” means Zenith Oilfield Technology Ltd., a company incorporated under the laws of Scotland under Company Number SC260113.

SECTION 1.02. Incorporation by Reference. For purposes of brevity, and in view of the anticipated short duration of this Agreement, the Parties intend that, except where a counterpart section is specifically set forth herein, or where such provisions relate solely to a concept or feature present in the 2011 Credit Agreement but not provided for in this Agreement (such as, for example only, revolving loans, term loans, letters of credit, swingline loans, and Canadian documents or Laws), all provisions of the 2011 Credit Agreement as it exists on the date of this Agreement (without giving effect to any subsequent amendments, modifications, waivers or consents with respect to it) shall be incorporated into this Agreement by reference. In each case of incorporation by reference, terms used in the incorporated provisions shall be interpreted for purposes of this Agreement as if written in the context of this Agreement, i.e., the term “Administrative Agent” means the Administrative Agent under this Agreement, the term “Lenders” means the Lenders under this Agreement, the term “Borrower” or “Borrowers” means the Borrower under this Agreement, the term “Obligations” means the obligations of the Borrower under this Agreement, and so forth. Any changes necessary to integrate into this Agreement sections of the 2011 Credit Agreement incorporated herein by reference shall be considered to have been made. Any statement that a particular section or sections of the 2011 Credit Agreement are incorporated herein by reference shall not create a presumption that any other provision of the 2011 Credit Agreement is not so incorporated.

ARTICLE 2 The Credit

SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender, severally and for itself alone, agrees to make a Loan to the Borrower on the Loan Borrowing Date in a principal amount not exceeding such Lender’s Commitment. Amounts repaid in respect of Loans may not be reborrowed. The Borrower may terminate the Commitments upon three (3) Business Days’ notice to the Lenders. If the Loans have not been borrowed on or before forty-five (45) days after the date of the Acquisition, the Commitments shall terminate, automatically and without the necessity of any further action by any Party.

SECTION 2.2. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) For the avoidance of doubt, Sections 2.02(b), (c) and (d) of the 2011 Credit Agreement are incorporated herein by reference and shall apply to all Loans made pursuant to this Agreement.

(c) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, on the Maturity Date, whether or not any sale and issuance of equity or debt securities is ever made, the aggregate principal amount of such Lender’s Loans then outstanding, all accrued and unpaid interest owed such Lender under the Loan Documents, and all other Obligations owed such Lender accrued and unpaid on such date.

(d) For the avoidance of doubt, Sections 2.09 (c), (d), (e) and (f) of the 2011 Credit Agreement are hereby incorporated herein by reference.

SECTION 2.03 Mandatory Prepayments. All Net Cash Proceeds of all issuances of equity or debt securities by the Borrower or any consolidated Subsidiary shall be applied upon receipt by the Borrower or any consolidated Subsidiary in the following order:

First, to repay all Loans and all other Obligations in connection with this Agreement;

Second, to repay the unpaid principal balance of the Revolving Loans under the 2011 Credit Agreement; and

Third, an amount equal to fifty percent (50%) of all remaining Net Cash Proceeds shall be applied to prepay the Term Loans under the 2011 Credit Agreement pro rata according to their respective outstanding principal amounts, such payments to be applied to the Term Loans in inverse order of their maturity.

ARTICLE 3

Conditions Precedent

SECTION 3.01 This Agreement. This Agreement and the obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied or waived:

(a) The Second Amendment shall have become effective;

(b) The Administrative Agent shall have received from each party hereto or to the Confirmation a counterpart of this Agreement or the Confirmation, as the case may be, signed on behalf of such party;

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Andrews Kurth LLP, counsel for the Borrower, in form and substance satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Borrower, this Agreement, or the transactions contemplated by the Agreement as the Administrative Agent shall reasonably request. Borrower hereby requests Andrews Kurth LLP to render such opinion;

(d) The Administrative Agent shall have received such documents, resolutions, and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization by the Borrower of the transactions contemplated in this Agreement, and any other legal matters relating to the Borrower or any other Loan Party, this Agreement, the other Loan Documents, or such transactions, all in form and substance satisfactory to the Administrative Agent;

(e) The Borrower shall have delivered to the Administrative Agent a certificate in respect of the name and signature of each officer of the Borrower and of each other

Loan Party who (i) is authorized to sign on its behalf this Agreement and the other Loan Documents to which the Borrower or such Loan Party is a party, and (ii) will, until replaced by another officer or officers duly authorized for that purpose, act as the representative of the Borrower or such Loan Party for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents. The Lenders and the Administrative Agent may conclusively rely on such certificates until they receive notice in writing from Borrower to the contrary;

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer, Chairman, President, a Vice President or a Financial Officer of Borrower, confirming compliance with the conditions set forth in paragraphs (d), (e), (f) and (g) of Section 3.02;

(g) The Lenders and the Administrative Agent and its Affiliates shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder;

(h) Each Lender shall have received all documentation and other information required to be obtained by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i) The representations and warranties of the Borrower set forth or incorporated by reference in this Agreement and of each other Loan Party in any other Loan Document shall be true and correct on and as of the date of, and after giving effect to, the borrowing of the Loans, except to the extent such representations and warranties relate solely to an earlier date (in which case they shall have been true and correct as of such earlier date);

(j) Each Lender shall have received satisfactory pro forma consolidated balance sheets and pro forma consolidated statements of operations of Borrower and its consolidated Subsidiaries, assuming completion of the Acquisition, as at and for the fiscal year ended December 31, 2011, and projected for each of the fiscal years ending December 31, 2012 and December 31, 2013. Such balance sheets shall fairly present the pro forma financial condition of Borrower and its consolidated Subsidiaries, as adjusted to give effect to the Acquisition. Such statements of operations shall fairly present the pro forma results of the operations and cash flows of Borrower and its consolidated subsidiaries in each case as adjusted to give effect to the Acquisition; and

(k) No Law shall prohibit the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of any of the transactions contemplated hereby, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the execution or delivery of any Loan Document or the performance or consummation of any of such transactions or otherwise have a Material Adverse Effect.

Notwithstanding the foregoing, neither this Agreement nor the obligations of the Lenders to make Loans shall become effective unless each of the foregoing conditions is satisfied or waived at or prior to 1:00 p.m. New York City time, on March 1, 2012 (and, in the event such conditions are not so satisfied or waived, all Commitments shall terminate at such time).

SECTION 3.02 Loans. The obligation of each Lender to make its Loan on the Loan Borrowing Date is subject to the satisfaction of the conditions set forth in Section 3.01 and to the following additional conditions:

(a) The Administrative Agent shall have received prior written notice of the proposed Loan Borrowing Date no later than 10:00 a.m. New York City time on the day that is three (3) Business Days (provided, that the Administrative Agent in its discretion may accept notice on a day that is less than three Business Days) prior to the proposed Loan Borrowing Date;

(b) The Administrative Agent shall have received an executed Borrowing Request as provided in Section 2.03 of the 2011 Credit Agreement;

(c) The Administrative Agent shall have received evidence satisfactory to it that the Acquisition will be completed on the Business Day on which the Loans are borrowed;

(d) All third party consents and approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable to be obtained in connection with the Acquisition shall have been obtained and shall be in full force and effect;

(e) Since December 31, 2010, there shall not have occurred any event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect;

(f) The representations and warranties of the Borrower set forth or incorporated by reference in this Agreement and of each other Loan Party in any other Loan Document shall be true and correct on and as of the date of, and after giving effect to, the borrowing of the Loans, except to the extent such representations and warranties relate solely to an earlier date (in which case they shall have been true and correct as of such earlier date);

(g) No Default shall have occurred and be continuing; and

(h) No Law shall prohibit the making of the Loans, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the making of such Loans.

The delivery of the Borrowing Request with respect to the Loans shall constitute a representation and warranty by the Borrower as to the matters specified in paragraphs(d), (e), (f) and (g) of this Section 3.02.

ARTICLE 4

Events of Default

SECTION 4.01 Events of Default. Any of the following events, conditions or circumstances shall constitute an Event of Default hereunder:

(a) The occurrence of an Event of Default under the 2011 Credit Agreement; or

(b) The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(c) The Borrower shall fail to pay any interest on any Loan or any fee or other Obligation, or any other Loan Party shall fail to pay any amount under any Loan Document to which it is a party or any other Obligation owing by it (other than an amount referred to in clause (b) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document at any time furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect, false or misleading in any material respect when made or deemed made. except to the extent such representation or warranty expressly relates solely to an earlier date; or

(e) The Borrower shall fail to observe or perform any covenant, condition or agreement contained in or incorporated by reference into this Agreement (other than those specified in clause (a), (b) or (c) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

(f) The Borrower or any other Loan Party shall be prevented or relieved by any Governmental Authority from performing or observing any material term, covenant or condition of this Agreement or any Loan Document; or

(g) After the Acquisition, Zenith shall cease to be a consolidated Subsidiary of the Borrower.

If an Event of Default occurs, then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of Section 7.01 of the 2011 Credit Agreement), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions, at the same or different times: (i) by notice to the Borrower, terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) without notice to the Borrower or any other Loan Party, including but not limited to notice of intention to accelerate and notice of acceleration, both of which are hereby expressly WAIVED by the Borrower, declare the Loans and all other Obligations then outstanding to be due and payable in whole or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable, and thereupon all Obligations so declared to be due and payable shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby WAIVED by the Borrower; (iii) without notice to the Borrower or any other Loan Party, exercise any and all powers, rights and remedies available at law or provided in this Agreement, the other Loan Documents or any other document executed pursuant hereto or in connection herewith, including the enforcement of its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document, and (iv) without notice of any kind to the Borrower or any other Loan Party, set off, in any order, against the Obligations any debt owing by any Lender to the Borrower or any other Loan Party (whether such debt is owed individually or jointly), including but not limited to any deposit account; and in case of any event with respect to the Borrower described in clause (h) or (i) of Section 7.01 of the 2011 Credit Agreement, the Commitments shall automatically terminate and all Obligations then outstanding shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration, all of which are hereby expressly WAIVED by the Borrower.

SECTION 4.02 Remedies Cumulative. All rights and remedies given by this Agreement and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies now or hereafter existing at law, in equity or otherwise, available to the Administrative Agent or any Lender, and no course of dealing, and no delay or omission in exercising any right or remedy, shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Administrative Agent or any other Lender.

ARTICLE 5

Agency

SECTION 5.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent is hereby expressly authorized on behalf of the other Lenders:

(a) to receive on behalf of each of the other Lenders any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder paid to the Administrative Agent, and promptly to distribute to each other Lender its proper share of all payments so received;

(b) to give notice within a reasonable time on behalf of each other Lender to the Borrower of any Default of which the Administrative Agent has actual knowledge as provided in Section 8.03(b) of the 2011 Credit Agreement.

(c) to distribute to the other Lenders copies of all notices, agreements and other material as provided for in this Agreement as received by the Administrative Agent; and

(d) to distribute to the Borrower or other Loan Party any and all requests, demands and approvals received by the Administrative Agent from any other Lender. Nothing herein contained shall be construed to constitute the Administrative Agent as a trustee for any holder of the promissory notes or of a participation therein, nor to impose on the Administrative Agent any duties or obligations other than those expressly provided for in the Loan Documents; and

(e) subject to Section 9.02 of the 2011 Credit Agreement, as incorporated herein by reference, to execute, deliver and accept on behalf of the Lenders the Loan Documents.

SECTION 5.02 Incorporation by Reference. For the avoidance of doubt, Sections 8.02 through 8.06 and Sections 8.08 through 8.10 of the 2011 Credit Agreement are hereby incorporated herein by reference.

SECTION 5.03 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 5.04 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents, provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL

LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agencies hereby created, or to prosecute or defend any suit in respect of this Agreement or the Loan Documents or any collateral security, unless indemnified to its satisfaction by the Lenders against loss, cost, liability, and expense. If any indemnity furnished to the Administrative Agent for any purpose is, in the opinion of the Administrative Agent insufficient or becomes impaired, the Administrative Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

ARTICLE 6

Miscellaneous

SECTION 6.01 Notices; Effectiveness; Electronic Communication. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered as provided in the 2011 Credit Agreement. For the avoidance of doubt, Sections 9.01 (b), (c), (d), (e) and (f) are hereby incorporated herein by reference.

SECTION 6.02 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for any such Person, in connection with the enforcement or protection of its rights in connection with this Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of Loans.

(b) For the avoidance of doubt, Sections 9.03(b), (d), (e) and (f) of the 2011 Credit Agreement are hereby incorporated by reference as fully as if set forth herein.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Related Party under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount.

(d) The agreements and obligations of the Borrower and the Lenders contained in this Section shall survive the payment in full of the Loans and all other amounts payable under this Agreement and the termination of this Agreement.

SECTION 6.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender. For the avoidance of doubt, Sections 9.04(b) through (e), inclusive, of the 2011 Credit Agreement are hereby incorporated herein by reference.

SECTION 6.04 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronically in a portable document format (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. For the avoidance of doubt, Section 9.06(b) of the 2011 Credit Agreement is hereby incorporated herein by reference.

SECTION 6.05 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) For the avoidance of doubt, Sections 9.09 (b) through (e) of the 2011 Credit Agreement are hereby incorporated herein by reference.

SECTION 6.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.07 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, taxpayer identification number and business address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. The Administrative Agent may also ask to see the legal organizational documents or other identifying documents of the Borrower.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be signed by their respective duly authorized officers.

Borrower: LUFKIN INDUSTRIES, INC.

Name:	/s/ Christopher L. Boone
Christopher L. Boone, Chief Financial Officer and Vice President

Address of principal place of business: 601 S. Raguet St. Lufkin, TX75902 Taxpayer Identification Number: 75-0404410

Lufkin Industries 2012 Short-Term Credit Agreement

Signature page for Borrower

Commitment: $10,000,000	Administrative Agent/Lender: JPMORGAN CHASE BANK, N.A.

	By:	/s/ Sallye Cielencki
	Name:	Sallye Cielencki
	Title:	VP / Underwriter III

Address for Notice:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

1 Chase Tower, 10 S. Dearborn, 7th Floor

Chicago, IL 60603

Attn: Duyanna Goodlet

Telecopy: 888.303.9732

Telephone: 312.385.7106

and

JPMorgan Chase Bank, N.A.

707 Travis Street, 7th Floor North

Houston, Texas 77002

Attn: Ms. Sallye Cielencki

Telecopy: 713.216.1485

Telephone: 713.216.3024

Lufkin Industries 2012 Short-Term Credit Agreement

Signature page for the Administrative Agent

Commitment: $15,000,000	Lender: BARCLAYS BANK PLC

	By:	/s/ David Barton
	Name:	David Barton
	Title:	Director

EXHIBIT A

CONFIRMATION, RATIFICATION AND SUPPLEMENT

OF

LOAN DOCUMENTS

THIS CONFIRMATION, RATIFICATION AND SUPPLEMENT OF LOAN DOCUMENTS (this “Confirmation”), dated effective as of February 27, 2012, is made and entered into by and among LUFKIN INDUSTRIES, INC., a Texas corporation (“Lufkin”); LUFKIN FINANCE (US) LP, a Texas limited partnership (“Lufkin Finance”); the other Loan Parties (as defined in the 2011 Credit Agreement, as defined below); and JPMORGAN CHASE BANK, N.A. (“JPMCB”), in its capacity as Administrative Agent under the 2011 Credit Agreement (as defined below) and in its capacity as administrative agent under the Short-Term Credit Agreement (as defined below). Lufkin, Lufkin Finance, such other Loan Parties and JPMorgan Chase Bank N.A., in its capacities as administrative agent under both the 2011 Credit Agreement and the Short-Term Credit Agreement are herein sometimes collectively called the “Parties.”

Preliminary Statements

1. Lufkin, Lufkin Finance, certain financial institutions as lenders, and JPMCB as administrative agent, as a lender and as the issuing bank entered into a Second Amended and Restated Credit Agreement dated as of November 30, 2011 (the “Original Credit Agreement”).

2. Effective December 5, 2011, Lufkin, Lufkin Finance, the financial institutions then lenders under the Original Credit Agreement, the administrative agent under the Original Credit Agreement and JPMCB as the issuing bank under the Original Credit Agreement entered into an Agreement and First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”).

3. Effective on or about the date of this Confirmation, Lufkin, Lufkin Finance, the financial institutions now lenders under the Original Credit Agreement, the administrative agent under the Original Credit Agreement and JPMCB as the issuing bank under the Original Credit Agreement are entering into an Agreement and Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”).

4. The Original Credit Agreement, as amended by the First Amendment and Second Amendment, is herein called the “2011 Credit Agreement”.

5. Concurrently with entering into the Original Credit Agreement, Lufkin, Lufkin Finance, and certain subsidiaries of Lufkin executed and delivered to the administrative agent under the Original Credit Agreement for the benefit of the lenders thereunder the Guaranty Agreement, the Lufkin Guarantee, the Security Agreement, the Pledge Agreement and the Assumption Agreement, as each such term is defined in the 2011 Credit Agreement.

6. Concurrently with the execution, delivery and effectiveness of this Confirmation, Lufkin as Borrower, certain financial institutions as lenders and JPMCB as administrative agent for such lenders are entering into a Short-Term Credit Agreement (the “Short-Term Credit Agreement”), providing for term loans to Lufkin by the lenders under the Short-Term Credit Agreement in an aggregate principal amount not to exceed $25,000,000 and a maturity of not more than 120 days.

7. The Parties wish to confirm that (a) the Guaranty Agreement, the Lufkin Guarantee, the Security Agreement and the Pledge Agreement executed and delivered in connection with the Original Credit Agreement guarantee and secure, in addition to the obligations described therein, all Obligations of the Borrower under the Short-Term Credit Agreement, all as more fully hereinafter set forth, and (b) that the enforceability and validity of the Guaranty Agreement, the Lufkin Guarantee, the Security Agreement, the Pledge Agreement and the Assumption Agreement are in no way impaired or diminished by the execution and delivery of the Short-Term Credit Agreement or the transactions described therein.

Agreements

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows

1. Confirmation and Ratification. Each Loan Party that is a party to the Guaranty Agreement hereby confirms that the Guaranty Agreement executed by it at the time of the Original Credit Agreement (A) is hereby amended and supplemented to guarantee, in addition to the obligations described therein, all Obligations under the Short-Term Credit Agreement and (B) is and shall continue to be in full force and effect with respect to the obligations described therein, notwithstanding the execution and delivery of the Short-Term Credit Agreement and the consummation of the transactions described in the Short-Term Credit Agreement

2. Supplement of Security Documents. Each Grantor under the Security Agreement and each Pledgor under the Pledge Agreement hereby GRANTS to the administrative agent under the Short-Term Credit Agreement for the lenders thereunder and the other secured parties (as defined therein) a continuing security interest in, lien on, collateral assignment of, and right of set-off against, of the Collateral (as defined in the Security Agreement) and the Pledged Collateral (as defined in the Pledge Agreement) to secure the Obligations (as defined in the Short-Term Credit Agreement).

3. Confirmation. Each Loan Party that is a party to the Security Agreement or the Pledge Agreement hereby confirms that the Security Agreement and the Pledge Agreement executed by it at the time of the Original Credit Agreement are hereby amended and supplemented to secure or continue to secure, in addition to the Secured Obligations as defined therein, all Obligations (as such term is defined in the Short-Term Credit Agreement).

4. Each of the undersigned Loan Parties hereby agrees with the lenders and the administrative agent under the 2011 Credit Agreement, and acknowledges to such lenders and such administrative agent, that all of the respective liabilities and obligations of such Loan Party under or in connection with the 2011 Credit Agreement and the Loan Documents (as defined therein), including but not limited to the Guaranty Agreement, the Lufkin Guarantee, the Security Agreement, the Pledge Agreement and the Assumption Agreement remain in full force and effect as of the date of this Confirmation, notwithstanding the execution and delivery of the Short-Term Credit Agreement and the consummation of the transactions described in the Short-Term Credit Agreement. The 2011 Credit Agreement and other Loan Documents (as defined therein) are in all respects ratified and confirmed as the legal, valid and binding obligations of each of the Loan Parties.

5. Definitions. The following terms that are defined in the Guaranty Agreement, the Security Agreement, or the Security Agreement Pledge are hereby amended as follows:

“Obligations” as used in the Guaranty Agreement, the Security Agreement, the Pledge Agreement and the Lufkin Guarantee means not only the Obligations (as defined therein) but also the Obligations (as defined in the Short-Term Credit Agreement).

“Secured Parties” as used in the Pledge Agreement means the collective reference to the administrative agent, the lenders and the issuing bank under the 2011 Credit Agreement and the administrative agent and the lenders under the Short-Term Credit Agreement.

6. Miscellaneous. This Confirmation (a) shall be binding upon and inure to the benefit of the Parties, the lenders and the administrative agent under the 2011 Credit Agreement, and the lenders and the administrative agent under the Short-Term Credit Agreement and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only in accordance with the Short-Term Credit Agreement; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA; (d) may be executed and delivered by facsimile or other electronic transmission (such as .pdf) and may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, (e) embodies the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, and (f) is a Loan Document (as defined in the Short-Term Credit Agreement). The headings herein shall be accorded no significance in interpreting this Confirmation.

IN WITNESS WHEREOF, the Parties have caused this Confirmation to be executed by their respective duly authorized officers effective as of the date written above.

LUFKIN INDUSTRIES, INC., a Texas corporation

By:
Christopher L. Boone, Chief Financial Officer
and Vice President

LUFKIN FINANCE (US) LP, a Texas limited partnership

By:	Lufkin Finance II ULC,
an Alberta unlimited liability corporation,
its sole General Partner

Name:
Mark Crews,
President

QUINN PUMPS, INC., a Texas corporation

By:
Name:
Title:

QUINN PUMPS NORTH DAKOTA, INC., a North Dakota corporation

By:
Name:
Title:

QUINN PUMPS [CALIFORNIA] INC., a California corporation

By:
Name:
Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent under the 2011 Credit Agreement and as Administrative Agent under the Short-Term Credit Agreement

By:
Name:
Title:

EXHIBIT B

[FORM OF BORROWING REQUEST]

[Letterhead of Lufkin Industries, Inc.]

            , 2012

JPMorgan Chase Bank, N.A., as Administrative Agent

707 Travis Street, 7th Floor North

Houston, Texas 77002

Attention: Ms. Sallye Cielencki

Re:	Borrowing Request

Ladies and Gentlemen:

LUFKIN INDUSTRIES, INC. (“Lufkin”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, are parties to that certain Short-Term Credit Agreement dated as of February 27, 2012; as amended, modified, supplemented or restated (the “Credit Agreement”). Unless otherwise specified herein, any term defined in the Credit Agreement and used in this letter shall have the meaning ascribed to it in the Credit Agreement.

The undersigned hereby irrevocably requests a Borrowing in the amount of $        , which is an amount equaling or exceeding $250,000 and an integral multiple of $50,000, if such Borrowing is an ABR Borrowing as indicated below, or is an amount equaling or exceeding $5,000,000 and an integral multiple of $1,000,000, if such Borrowing is a Eurodollar Borrowing as indicated below.

The Borrowing is to be made on             , 2012 (the “Funding Date”), which is a Business Day (a) falling at least three Business Days after the date hereof in the case of a Eurodollar Borrowing and (b) on the same Business Day in the case of an ABR Borrowing (unless this Borrowing Request is received by the Administrative Agent after 11:00 a.m., New York City time, in which case, then one Business Day after the date hereof).

Such Borrowing is to be a (check one):

☐    ABR Borrowing

☐    Eurodollar Borrowing. If the Borrowing is to be a Eurodollar Borrowing, the applicable Interest Period is to be (check one):

☐    one

☐    two

☐    three

☐    six

months. The proceeds of the Borrowing are to be deposited in Account No.          at JPMCB.

The undersigned hereby represents and warrants to Administrative Agent and each of the Lenders as follows:

1. Since December 31, 2010, there has occurred no Material Adverse Effect. “Material Adverse Effect” means (a) a material adverse change in or a material adverse effect upon the business, assets, Property, operations or condition (financial or otherwise) of Lufkin and its consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of Lufkin or any other Loan Party to perform its obligations under any Loan Document to which it is a party or with respect to which it shall have assumed responsibility; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Lufkin or any other Loan Party of the Credit Agreement or any of the other Loan Documents, or the validity, perfection, priority or enforceability of any Lien granted to the Administrative Agent in respect of the Collateral; or (d) a material adverse effect upon the rights of or benefits available to the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document.

2. The representations and warranties of Borrower set forth in the Credit Agreement and of each other Loan Party in the other Loan Documents are true and correct on and as of the date of, and after giving effect to, this Borrowing Request, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case they shall have been true and correct as of such earlier date).

3. No Default has occurred and is continuing.

4. After the making of the proposed Borrowing, the aggregate outstanding principal balance of the Loans will not exceed the aggregate Commitments currently in effect under the Credit Agreement. This Borrowing Request is duly authorized in accordance with the Lufkin’s Organizational Documents and all relevant Laws. All of the conditions precedent to the Borrowing set forth in the Credit Agreement have been satisfied.

EXHIBIT B

This letter is a Borrowing Request within the meaning of the Credit Agreement and is a Loan Document. Thank you for your attention to this matter.

Very truly yours,

LUFKIN INDUSTRIES, INC.

Name:
Christopher L. Boone
Chief Financial Officer and Vice President